Exhibit 21

Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

Subsidiaries	State or country of incorporation or organization	Percentage of voting securities	Owned by

Industrial Airsystems, Inc.	Minnesota	100%	Registrant
Modine of Puerto Rico, Inc.	Delaware	100%	Registrant
Radman, Inc.	Michigan	100%	Registrant
Thermacore International, Inc.	Pennsylvania	100%	Registrant
Airedale, Inc.	Delaware	100%	Registrant

Modine Climate Systems Inc.	Kentucky	100%	Registrant
Modine Delaware, LLC	Delaware	100%	Modine, Inc.
Modine Export Sales Corp.	Barbados	100%	Registrant
Modine Jackson, Inc.	Delaware	100%	Registrant
MR 1, Inc.	Pennsylvania	100%	Thermacore, Inc.
Thermacore Korea, Ltd.	Korea	100%	Thermal Corp.
Thermacore Taiwan, Inc.	Taiwan	50% 50%	Thermal Corp. Thermacore, Inc.
Airedale North America, Inc.	Pennsylvania	100%	Airedale, Inc.
Airedale Hong Kong Limited	China	100%	Modine UK Dollar, Limited
Airedale Sheet Metal Limited	UK	100%	Modine UK Dollar, Limited
Airedale Compact Systems Limited	UK	100%	Modine UK Dollar, Limited
Airedale Air Conditioning (Zhongshan) Co. Limited	China	100%	Modine UK Dollar, Limited

Modine Pliezhausen GmbH	Germany	100%	Modine Holding GmbH
Modine Europe GmbH	Germany	100%	Modine Holding GmbH
Modine Grundstucksverwaltungs GmbH	Germany	100%	Modine Holding GmbH
Modine Kirchentellinsfurt GmbH	Germany	100%	Modine Holding GmbH
Modine Wackersdorf GmbH	Germany	100%	Modine Holding GmbH
Modine Neuenkirchen GmbH	Germany	100%	Modine Holding GmbH
Modine Tubingen GmbH	Germany	100%	Modine Holding GmbH

Modine, Inc.	Delaware	100%	Registrant
Modine Japan K.K.	Japan	100%	Registrant
Modine Austria GmbH	Austria	100%	Registrant
Modine do Brasil Sistemas Termicos Ltda.	Brazil	99.9%	Modine Delaware, LLC (1)
Modine Manufacturing Company Foundation, Inc.	Wisconsin	100%	Registrant
Modine Holding GmbH	Austria	100%	Registrant
Modine Holding GmbH	Germany	100%	Modine, Inc.
Modine Transferencia de Calor, S.A. de C.V.	Mexico	99.6%	Modine, Inc. (1)
Modine Climate Systems GmbH	Germany	100%	Modine Climate Systems Inc.
Modine Korea, LLC	Korea	100%	Registrant
Shanghai Modine Climate Control Co., Ltd.	China	100%	Registrant
Modine Hungaria Kft.	Hungary	100%	Modine Holding GmbH
Modine Pontevico S.r.l.	Italy	100%	Modine Holding GmbH
Modine Uden B.V.	The Netherlands	100%	Modine Holding GmbH
Thermacore, Inc.	Pennsylvania	100%	Thermacore International, Inc.
Thermal Corp.	Delaware	100%	Thermacore, Inc.
Thermacore Europe Limited	United Kingdom	100%	Thermal Corp.
Modine UK Dollar, Limited	UK	100%	Registrant
Airedale Group Limited	UK	100%	Modine UK Dollar, Limited
Airedale Air Conditioning SA PTY Limited	South Africa	100%	Modine UK Dollar, Limited

(1) Balance of voting securities held by the Registrant